Exhibit 2.4

FORM OF

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

OF

SOLID BIOSCIENCES, LLC

FROM A LIMITED LIABILITY COMPANY TO

A CORPORATION PURSUANT TO SECTION 265 OF

THE DELAWARE GENERAL CORPORATION LAW

This Certificate of Conversion to Corporation is being duly executed and filed by Solid Biosciences, LLC, a Delaware limited liability company (the “LLC”), to convert the LLC to Solid Biosciences Inc., a Delaware corporation (the “Corporation”), under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.) and the General Corporation Law of the State of Delaware (8 Del.C. § 101, et seq.)

FIRST: The jurisdiction where the LLC was first formed is the State of Delaware.

SECOND: The jurisdiction where the LLC was formed immediately prior to filing this Certificate of Conversion is the State of Delaware.

THIRD: The date the LLC was first formed is March 4, 2013.

FOURTH: The name of the LLC immediately prior to filing this Certificate of Conversion is Solid Biosciences, LLC, a Delaware limited liability company.

FIFTH: The name of the Corporation as set forth in the Certificate of Incorporation filed in accordance with Section 265(b) of the General Corporation Law of the State of Delaware is Solid Biosciences Inc., a Delaware corporation.

* * * * *

IN WITNESS WHEREOF, the undersigned, being duly authorized to sign on behalf of Solid Biosciences, LLC, has executed this Certificate of Conversion on the day of                 , 2018.

SOLID BIOSCIENCES, LLC,

a Delaware limited liability company

By:
Name:
Title:

EXHIBIT A

Certificate of Incorporation of Solid Biosciences Inc.

[See Exhibit 3.3 to the Registration Statement]

EXHIBIT B

Bylaws of Solid Biosciences Inc.

[See Exhibit 3.4 to the Registration Statement]